Exhibit 10.1
AMENDMENT TO SEVERANCE AND RELEASE AGREEMENT
     On this 29th day of August, 2007, the parties (hereinafter referred to as “Party” or “Parties”) to that certain Severance and Release Agreement dated February 21, 2007 (hereinafter referred to as “Severance Agreement”), Lawrence R. Kuhnert (hereinafter referred to as “Kuhnert”) and Arcadia Resources, Inc. f/k/a Critical Home Care, Inc., a Nevada corporation (hereinafter referred to as “Arcadia”) have entered into this Amendment to the Severance Agreement.
     RECITALS:
     A. In the Severance Agreement, the parties agreed to the terms and conditions under which Kuhnert’s employment with Arcadia would be terminated.
     B. The Parties now desire to modify the Severance Agreement including to provide for the payment of certain attorney’s fees.
     In exchange for good and valuable consideration, the receipt of which is hereby acknowledged, Kuhnert and Arcadia agree as follows:
     SEVERANCE AGREEMENT
     1. The payment of $573,120.00 in paragraph 1(b) of the Severance Agreement shall be reduced to $105,300; the payment of $160,000 in paragraph l(g) of the Severance Agreement shall be reduced to $29,700; and a payment of $15,000 shall be made toward the reimbursement of certain attorney’s fees; for a total cash payment of $150,000 to Kuhnert by Arcadia.
     2. This total payment of $150,000 shall be made in three (3) equal $50,000 payments on October 1, 2007, November 1, 2007 and December 1, 2007.
     3. In all other respects, the Severance Agreement shall remain in full force and effect.
     4. This Amendment may be signed in counterparts and delivered by facsimile or by e-mail.

     IN WITNESS WHEREOF, this Amendment is entered into and shall be effective as of the date first written above.

Date: August 29, 2007	/s/ Lawrence R. Kuhnert

Lawrence R. Kuhnert

Witnessed by a Notary Public:
Date: August 29, 2007	Subscribed and sworn to before me this 29th day of August, 2007.

/s/ Carolyn M. Meadows, Notary Public
Orange County, FL
My Commission Expires: Aug. 9, 2009

Received By:

Date: August 29, 2007	ARCADIA RESOURCES, INC., a Nevada Corporation

	By:	/s/ Marvin R. Richardson

Marvin Richardson
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